UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_________________

Date of Report (Date of earliest event reported): July 11, 2014

CIRQUE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-52438	65-0855736
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Griswold, Suite 3274 Detroit, Michigan	48226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-963-2622

Copies to:

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, NY 10006

Attn.: Marc Ross, Esq.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On April 3, 2014, Cirque Energy, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “April Agreement”) with Union Capital, LLC (“Union”), for the sale of a 9% convertible note (the “April Note”) with a maturity date of April 3, 2015 (the “April Maturity Date”) in the principal amount of $100,000. The April Note is redeemable by the Company during the six months beginning April 3, 2014 at a premium calculated based on the number of days from April 3, 2014 through the date on which the redemption occurs

The April Note bears interest at the rate of 9% per annum. All interest and principal is payable on the April Maturity Date, unless earlier converted into the Company’s common stock, in whole or in part, at Union’s option at a price equal to 55% of the lowest closing bid price of the common stock on the OTCQB for the ten prior trading days preceding the date that Union’s notice of conversion is received by the Company. The April Note also provides for penalties and rescission rights if, among other matters, the Company does not deliver shares of its common stock upon conversion within the required timeframes.

On June 27, 2014, the Company entered into another Securities Purchase Agreement (the “June Agreement”) with Union, for the sale of a 9% convertible note (the “June Note”) with a maturity date of June 27, 2015 (the “June Maturity Date”) in the principal amount of $34,188.50. The June Note is redeemable by the Company during the six months beginning June 27, 2014 at a premium calculated based on the number of days from June 27, 2014 through the date on which the redemption occurs.

The June Note bears interest at the rate of 9% per annum. All interest and principal is payable on the June Maturity Date, unless earlier converted into the Company’s common stock, in whole or in part, at Union’s option at a price equal to 55% of the lowest closing bid price of the common stock on the OTCQB for the ten prior trading days preceding the date that Union’s notice of conversion is received by the Company. The June Note also provides for penalties and rescission rights if, among other matters, the Company does not deliver shares of its common stock upon conversion within the required timeframes.

The April Note and June Note issued to Union pursuant to the April Agreement and June Agreement were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration provided by Section 4(a)(2) of that Act and Regulation D promulgated thereunder, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these securities contain a legend stating the same.

The foregoing description of the April Agreement, the June Agreement, the April Note and the June Note does not purport to be complete and is qualified in its entirety by reference to the complete text of the foregoing documents, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2 hereto, all of which are incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

4.1	April Convertible Note

4.2	June Convertible Note

10.1	April Securities Purchase Agreement

10.2	June Securities Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRQUE ENERGY, INC.

Date: July 11, 2014	By: /s/ Joseph DuRant
Joseph DuRant
Chief Executive Officer